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                                                                   EXHIBIT 23.3


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of Canmax, Inc. of our report dated November 8, 1996 relating to the financial statements of Auto-Gas Systems, Inc., which appears in such Joint Proxy Statement/Prospectus. We consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
FT. WORTH, TEXAS
AUGUST 12, 1997